                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      TriNet Corporate Realty Trust, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                     Trinet Logo

March 31, 1998

Dear Fellow Stockholder:


     On behalf of your Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of TriNet Corporate Realty Trust, Inc. scheduled to be held on Wednesday, May 27, 1998 at 9:00 a.m., at the Park Hyatt Hotel, Consortium Room, 333 Battery Street, San Francisco, California. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.



     At the meeting, stockholders will be asked to: Elect three directors; approve a proposal to amend the Company's Articles of Incorporation to increase the authorized capital stock of the Company; approve a proposal to amend the Company's Articles of Incorporation to modify the provision relating to liability of Directors and officers of the Company; and ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year. Information regarding these matters is set forth in the accompanying Notice and Proxy Statement to which you are urged to give your prompt attention. The Board of Directors unanimously recommends a vote for all of the proposals.


     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the meeting.


     On behalf of your Board of Directors, thank you for your continued support.


                                        Sincerely,


                                LOGO




                                        Mark S. Whiting


                                        President and
                                        Chief Executive Officer

                      TRINET CORPORATE REALTY TRUST, INC.
       One Embarcadero Center - 33(rd) Floor - San Francisco - California
      94111-3722 - Tel: 415.391.4300 - Fax: 415.391.6259 - www.tricorp.com

                      TRINET CORPORATE REALTY TRUST, INC.
                       ONE EMBARCADERO CENTER, 33RD FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1998

                            ------------------------

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of TriNet Corporate Realty Trust, Inc. (the "Company") will be held on Wednesday, May 27, 1998 at 9:00 a.m. at the Park Hyatt Hotel, Consortium Room, 333 Battery Street, San Francisco, California, for the following purposes:

          1. To elect one Class III Director to serve until the 1999 Annual Meeting of Stockholders and two Class II Directors of the Company to serve until the 2001 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified;


          2. To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the authorized capital stock of the Company;



          3. To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to modify the provision relating to liability of the Directors and officers of the Company;



          4. To ratify the Board of Directors' selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year; and



          5. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.


     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on March 16, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.


     You are requested to sign, date and promptly mail the enclosed Proxy Card, which is being solicited by the Board of Directors, in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.


                                          By Order of the Board of Directors

                                          A. William Stein
                                          Secretary

San Francisco, California
March 31, 1998


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                      TRINET CORPORATE REALTY TRUST, INC.
                       ONE EMBARCADERO CENTER, 33RD FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                    FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 27, 1998

                                                                  March 31, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TriNet Corporate Realty Trust, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. on Wednesday, May 27, 1998, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote on the election of one Class III Director and two Class II Directors of the Company, to approve certain amendments to the Company's Articles of Incorporation, to ratify the Board of Directors' selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year, and to act on any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 31, 1998. The Board of Directors has fixed the close of business on March 16, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 23,930,204 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.


     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of two-thirds of all outstanding shares of Common Stock is required for the approval of the proposed amendments to the Articles of Incorporation of the Company. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for the election of Class II and Class II Directors, the ratification of the selection of the Company's auditors and the approval of any other matters properly presented at the Annual Meeting for stockholder approval. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" for purposes of electing Directors and ratifying the selection of the Company's auditors. For purposes of the vote on the amendments of the Company's Articles of Incorporation, abstentions will have the same effect as votes against the proposal. Broker "non-votes," or proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions. Both abstentions and broker non-votes will be counted in determining the presence of a quorum at the Annual Meeting.



     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY CARD. IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE SHARES OF COMMON STOCK REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE ELECTION OF ONE NOMINEE FOR CLASS III DIRECTOR AND TWO NOMINEES FOR CLASS II DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, FOR APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION AND FOR RATIFICATION OF THE BOARD OF DIRECTORS'

SELECTION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.


     The Company's 1997 Annual Report, including financial statements for the fiscal year ended December 31, 1997, is being mailed to stockholders concurrently with this Proxy Statement. The 1997 Annual Report, however, is not part of the proxy solicitation material. A copy of the Company's annual report to the Securities and Exchange Commission ("SEC") on Form 10-K may be obtained by writing to the Secretary.


                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of seven members and is divided into three classes, with the Directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

     At the Annual Meeting, stockholders are being asked to vote on the election of one Class III Director to serve until the 1999 Annual Meeting and two Class II Directors to serve until the 2001 Annual Meeting, and until their successors are duly elected and qualified. The Board of Directors has nominated George R. Puskar to serve as a Class III Director and Robert W. Holman, Jr. and John G. McDonald to serve as Class II Directors (the "Nominees").


     Each of the Nominees is currently serving as a Director of the Company. Mr. Holman and Mr. McDonald currently serve as Class II Directors and their regular terms expire at the Annual Meeting. Mr. Puskar currently serves as a Class III Director and was elected by the Directors effective January 1, 1998 to fill the vacancy on the Board resulting from the resignation of Mr. Jay H. Shidler on December 31, 1997. Mr. Shidler's regular term would have expired at the 1999 annual meeting of the stockholders. As a Class III Director, Mr. Puskar typically would be nominated for re-election at the 1999 annual meeting. However, pursuant to Maryland law, a Director who is elected by the Board to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualified.


     The Board of Directors anticipates that each of the Nominees will serve, if elected, as a Director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES.

INFORMATION REGARDING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS


     The following table and biographical descriptions set forth certain information with respect to the three Nominees for election as Directors at the Annual Meeting, the continuing Directors whose terms expire at the annual meetings of stockholders in 1999 and 2000, and the executive officers who are not Directors, based on information furnished to the Company by each Director and executive officer. The following information is as of March 16, 1998, unless otherwise specified.


                                                                        AMOUNT AND NATURE OF
                                                           DIRECTOR     BENEFICIAL OWNERSHIP   PERCENT
                       NAME                          AGE    SINCE         OF COMMON STOCK      OF CLASS
                       ----                          ---   --------     --------------------   --------
CLASS III NOMINEE FOR ELECTION AT 1998 ANNUAL MEETING
(TERM TO EXPIRE IN 1999)
George R. Puskar                                     54      1998               1,000              *
CLASS II NOMINEES FOR ELECTION AT 1998 ANNUAL MEETING
(TERM TO EXPIRE IN 2001)
Robert W. Holman, Jr.                                54      1993             360,862(1)         1.5%
John G. McDonald                                     60      1993              29,000(2)           *
CLASS III CONTINUING DIRECTORS
(TERM TO EXPIRE IN 1999)
Willis Andersen, Jr.                                 66      1993              30,082(3)           *
Stephen B. Oresman                                   65      1993              25,000(2)           *
CLASS I CONTINUING DIRECTORS
(TERM TO EXPIRE IN 2000)
Robert S. Morris                                     43      1993              26,000(2)           *
Mark S. Whiting                                      41      1993             255,059(4)         1.1%

---------------
* Less than one percent.

(1) Includes 189,735 shares beneficially owned by Mr. Holman which are held by Quantum Group, L.P., an Oregon limited partnership owned by Mr. Holman and his wife, 7,000 shares owned by Mr. Holman's wife, and options to purchase up to 157,000 shares of Common Stock, which are currently exercisable.

(2) Includes options to purchase up to 24,000 shares of Common Stock, which are currently exercisable.

(3) Includes 500 shares held by the Madeleine M. Andersen Trust, of which Mr. Andersen is a trustee, and options to purchase up to 18,000 shares of Common Stock, which are currently exercisable.

(4) Includes 1,000 shares held by Mr. Whiting's wife and options to purchase up to 175,000 shares of Common Stock, which are currently exercisable.

CLASS III NOMINEE FOR ELECTION AT 1998 ANNUAL MEETING -- TERM TO EXPIRE IN 1999


     GEORGE R. PUSKAR. Mr. Puskar became a Director of the Company on January 1, 1998 when he was elected by the Board of Directors to fill the vacancy resulting from the resignation of Mr. Jay H. Shidler effective December 31, 1997. Since June 1997, Mr. Puskar has served as Chairman of the Board of ERE Yarmouth, the U.S. real estate unit of Lend Lease Corporation, an international financial services and real estate company based in Sydney, Australia. From 1988 until June 1997, Mr. Puskar was Chairman and Chief Executive Officer of Equitable Real Estate Investment Management, Inc., where he was responsible for directing the business operations of a full service commercial real estate investment management company with approximately $30 billion in assets under management. Prior to its acquisition by Lend Lease Corporation in June 1997, Equitable Real Estate Investment Management, Inc. operated as a subsidiary of The Equitable Life Assurance Society of the United States. Mr. Puskar has served as a member of the Board of Directors of Carr Real Estate Investment Trust, a New York Stock Exchange ("NYSE") listed real estate investment trust ("REIT"), from 1993 to 1997, and currently holds advisory board assignments at Georgia State University and the Wharton School's Real Estate Center. Mr. Puskar has also served on the Boards of the Urban Land Institute, the International Council of Shopping Centers, the National Council of Real Estate Fiduciaries and the National Realty Committee, and as chairman of a campaign to endow a real estate chair at Clark Atlanta University/ Morehouse College.

CLASS II NOMINEES FOR ELECTION AT 1998 ANNUAL MEETING -- TERM TO EXPIRE IN 2001


     ROBERT W. HOLMAN, JR. Mr. Holman was Co-Chairman of the Board of Directors and Chief Executive Officer of the Company from its formation until May 22, 1996, when he became Chairman of the Board. He was a co-founder and the Chairman and Chief Executive Officer of the Company's predecessor, Holman/Shidler Corporate Capital, Inc. ("HSCC"). Prior to founding HSCC, Mr. Holman acquired and managed an investment portfolio of real estate and corporate assets in Hawaii. For over 14 years, he managed the U.S. real estate portfolio of Australia's largest merchant bank, Partnership Pacific Bank, owned by Bank of Tokyo, Bank of America and Westpac, and was corporate treasurer and a director of Watkins Pacific, Inc., a public company. He also directed the State of Hawaii's revitalization of the Honolulu waterfront. An Economics graduate of the University of California at Berkeley, Mr. Holman received his M.A. degree in Economics and Planning from Lancaster University in England and was a Loeb Fellow at Harvard University.



     JOHN G. MCDONALD. Professor McDonald became a Director of the Company on June 7, 1993. He is a Professor of Finance in the Graduate School of Business at Stanford University, where he has taught since 1968. Professor McDonald has taught MBA courses and executive programs in two broad subject areas, investment management and corporate financial management, both with a global perspective. He currently serves on the Board of Directors of Scholastic Corporation, Varian Associates, Inc., Emerging Markets Growth Fund, Inc. and The American Funds (seven funds).


CLASS III CONTINUING DIRECTORS -- TERM TO EXPIRE IN 1999


     WILLIS ANDERSEN, JR., CRE. Mr. Andersen became a Director of the Company on June 7, 1993. He is a real estate and REIT industry consultant with over 35 years of experience as an advisor, financial consultant and principal in the real estate industry. Mr. Andersen currently specializes in advisory work for publicly traded real estate companies, focusing specifically on REITs. Mr. Andersen's real estate career has involved work with Allied Properties Inc. of San Francisco; Bankoh Advisory Corp. of Honolulu; RAMPAC and ICM Property Investors, Inc., which formerly were NYSE-listed REITs; and Bedford Properties, Inc., a commercial property investment and development firm. He is an active member of the American Society of Real Estate Counselors and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), and is a former Governor and past President (1980-81) of NAREIT.


     STEPHEN B. ORESMAN. Mr. Oresman became a Director of the Company on June 7, 1993. He has been the owner and President of Saltash, Ltd., a management consulting firm, since 1991. He was a partner and Vice President of The Canaan Group consulting firm from 1988 to 1991. Mr. Oresman's early career included ten years in the manufacturing sector, first with Bausch & Lomb, Inc. in Rochester, New York, and later with Interlake Steel Corp. in Chicago. Subsequently, Mr. Oresman joined Booz Allen & Hamilton Inc., where he spent 19 years, including 10 years as managing officer of the firm's Eastern Region and five years as Chairman of Booz Allen & Hamilton International, guiding the firm's activities outside of the U.S. Mr. Oresman later joined the advertising agency BBDO International, as President of the firm's independent marketing companies. Mr. Oresman is a member of the Boards of Directors of Cleveland Cliffs, Inc., Gryphon Pharmaceuticals, Inc. and Technology Solutions Company. Mr. Oresman is a graduate of Amherst College and the Harvard Business School.

CLASS I CONTINUING DIRECTORS -- TERM TO EXPIRE IN 2000


     ROBERT S. MORRIS. Mr. Morris became a Director of the Company on June 7, 1993. He is the founder and managing partner of Olympus Private Placement Fund L.P., Olympus Growth Fund II, L.P. and Olympus Growth Fund III, L.P., and these funds currently manage approximately $1 billion of private equity investments. Mr. Morris is currently a Director of Entrust Technologies, Inc., Supermarket Holdings, L.P., AMN Healthcare, Inc., Candlewood Hotel Company and Mark III Industries. Prior to founding Olympus Private Placement Fund, L.P. in 1988, Mr. Morris was Senior Vice President of General Electric Investment Corporation where he established that company's Private Placements division in 1983 and subsequently managed and enlarged the portfolio to over $1.8 billion. From 1977 to 1982, Mr. Morris held management positions in various General Electric manufacturing and financial services businesses.

     MARK S. WHITING. Mr. Whiting has been President of the Company since its formation and has been a Director since May 1993. Mr. Whiting became Chief Executive Officer of the Company on May 22, 1996. Prior thereto, Mr. Whiting was the Company's Chief Operating Officer. He joined The Shidler Group and HSCC in 1987, where he directed its acquisition activities and managed the operation of over 250 commercial properties in 40 states and in Canada. Prior to joining HSCC and The Shidler Group, Mr. Whiting was Manager/Resort Development for Wailea Development Company, Inc., a wholly-owned subsidiary of Alexander & Baldwin, Inc., in Hawaii. Prior to that, Mr. Whiting served as a Corporate Financial and Operations Analyst for Alexander & Baldwin in Hawaii. Before that, he was a Vice President of Trans-Pacific Realty, Inc., a real estate brokerage and investment firm located in Hawaii. Mr. Whiting holds a Bachelor of Arts degree from Stanford University and an M.B.A. from the Stanford University Graduate School of Business.


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS



     A. WILLIAM STEIN. Mr. Stein, 44, has been Executive Vice President and Chief Financial Officer and Secretary of the Company since April 1996. He is responsible for the Company's financial management and policies, corporate development, compliance, credit policy, the general counsel function, human resources, information systems and general administration. Between October 1995 and April 1996, Mr. Stein was Senior Vice President, Capital Markets of the Company. Prior to joining the Company, Mr. Stein held a number of positions with Westinghouse Electric Corporation in Pittsburgh, Pennsylvania, including Assistant Treasurer and Director - Banking. In addition, Mr. Stein was a Vice President at Westinghouse Financial Services, with responsibilities for structured finance, capital markets and real estate sale/leaseback investments. Previously, he was Treasurer of Duquesne Light Company in Pittsburgh and practiced law both as a securities and finance lawyer and as a trial lawyer. Mr. Stein holds a Bachelor of Arts degree in Classics from Princeton University, a J.D. from the University of Pittsburgh and an M.S. in Industrial Administration from Carnegie Mellon University. Mr. Stein is a member of the Pennsylvania Bar and the Florida Bar.



     GARY P. LYON. Mr. Lyon, 37, has been Executive Vice President and Chief Acquisitions Officer of the Company since April 1996. Mr. Lyon's responsibilities include directing all of the Company's real estate acquisition functions nationwide. Between June 1993 and April 1996, Mr. Lyon served as a Senior Vice President of the Company with responsibility for acquisitions within the Midwest and the Northeast. Prior to joining The Shidler Group and HSCC in 1987, Mr. Lyon held positions with J.P. Morgan & Co., Inc. and Goldman, Sachs & Co. Mr. Lyon received a Bachelor of Arts degree in Economics from Duke University and an M.B.A in International Business from The Wharton School.



     JO ANN CHITTY. Ms. Chitty, 37, has been Senior Vice President, Asset Management of the Company since its formation. She is responsible for asset management functions, including property dispositions, lease compliance and acquisition underwriting. Ms. Chitty also serves as President of TriNet Property Management, Inc., a wholly-owned subsidiary of the Company formed in May 1997. Prior to her employment with the Company, Ms. Chitty was the Vice President, Asset Management for HSCC. Ms. Chitty holds an M.B.A. from Jacksonville University.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

  Board of Directors


     The Company is managed by a seven member Board of Directors, a majority of whom are independent of the Company's management. Pursuant to the terms of the Company's Articles of Incorporation, the Directors are divided into three classes. Each Director holds office for the term to which he is elected and until his successor is duly elected and qualified. Class II Directors currently hold office for terms expiring at the Annual Meeting. Mr. George R. Puskar, a Class III Director who was elected effective January 1, 1998 to fill the vacancy on the Board of Directors resulting from the resignation of Mr. Jay H. Shidler, also holds office for a term expiring at the Annual Meeting. The other Class III Directors currently hold office for terms expiring at the annual meeting of stockholders to be held in 1999. Class I Directors currently hold office for terms expiring at the annual meeting of stockholders to be held in 2000.

     At each annual meeting of the stockholders of the Company, the successors to the class of Directors whose terms expire at that meeting are elected to hold office for terms continuing until the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.


     The Board of Directors held five meetings during fiscal year 1997. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Company of which he was a member.


     In order to assist it in discharging its responsibilities, the Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating Committee.



     Audit Committee. The Audit Committee, which consists of Messrs. Andersen, McDonald (Chairman) and Puskar (all non-employee Directors of the Company), makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met three times in 1997.



     Compensation Committee. The Compensation Committee, which consists of Messrs. Morris and Oresman (Chairman) (all non-employee Directors of the Company), makes recommendations and approves matters, subject to ratification by the Board of Directors, relating to compensation of the Company's officers and Directors, including incentive compensation and benefit plans. The Compensation Committee administers the Company's Amended and Restated 1993 Stock Incentive Plan (the "1993 Stock Plan"), the 1995 Stock Incentive Plan (the "1995 Stock Plan") and the 1997 Stock Incentive Plan (the "1997 Stock Plan") (the 1993 Stock Plan, the 1995 Stock Plan and the 1997 Stock Plan are collectively referred to herein as the "Stock Plans"), and determines awards under the Stock Plans to participants. The Compensation Committee also administers and has authority to grant awards under the Company's 1993-1994 Performance-Based Management Incentive Plan (the "Incentive Plan"). The Compensation Committee met formally three times in 1997 and discussed compensation matters informally and at regular Board of Directors meetings.


     Investment Committee. The Investment Committee, which consists of Messrs. Andersen (Chairman), Holman and Puskar, considers and acts upon proposed acquisitions and dispositions of properties by the Company. The Investment Committee has authority to approve transactions valued at less than $25 million and makes recommendations to the Board of Directors with respect to transactions that are valued at $25 million or more. The Investment Committee met formally six times in 1997.


     Nominating Committee. The Nominating Committee, which consists of Messrs. Andersen, McDonald, Morris (Chairman) and Oresman (all non-employee Directors of the Company), is responsible for recommending to the stockholders and the Board of Directors individuals to serve as Directors and officers of the Company, when called upon to do so by the Board of Directors. The Nominating Committee did not formally meet in 1997, although all Committee members discussed and supported the nomination of Mr. Puskar to fill the vacancy on the Board created by Mr. Shidler's resignation. The Nominating Committee will consider nominees recommended by stockholders for election as Directors if such recommendations are made in accordance with the procedures described below under "OTHER
MATTERS -- Stockholder Proposals."


DIRECTOR COMPENSATION

     Directors of the Company who are also employees receive no additional compensation for their services as a Director. Each Director of the Company who is not an employee of the Company (an "Independent Director") receives an annual fee of $20,000. Each Independent Director also receives $2,000 for each regular quarterly meeting of the Board of Directors attended, $2,000 for each special meeting of the Board attended and $1,000 for each telephonic Board meeting in which the Independent Director participates. Committee Chairmen receive $1,500 for each Committee meeting attended and other Committee members receive $750 for each Committee meeting attended. Under the 1997 Stock Plan, following each annual meeting of stockholders, each of the Company's Independent Directors is granted an option to purchase 4,000 shares of

Common Stock at a price equal to the market price of the shares on the date of grant, and is also granted a dividend equivalent right ("DER") award for an equivalent number of shares. (See discussion of DER awards below under "Report of the Compensation Committee -- Stock Plan Awards.") All options granted to Independent Directors under the 1997 Stock Plan vest one year after the date of grant.

EXECUTIVE COMPENSATION


     Summary Compensation Table. The following table sets forth the aggregate compensation paid by the Company with respect to the fiscal years ended December 31, 1997, 1996 and 1995 to the Company's Chief Executive Officer and each of the other named executive officers.


                           SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                 ANNUAL COMPENSATION               AWARDS
                                        -------------------------------------   -------------
                                                                 OTHER ANNUAL      SHARES        ALL OTHER
                                                                 COMPENSATION    UNDERLYING     COMPENSATION
      NAME AND POSITION         YEAR    SALARY ($)   BONUS ($)      ($)(1)      OPTIONS(#)(2)      ($)(3)
      -----------------         ----    ----------   ---------   ------------   -------------   ------------
Mark S. Whiting...............  1997     295,000      705,000       30,713         45,000           6,322
President and Chief             1996     262,500      450,000           --         70,000           6,362
Executive Officer               1995     225,000      270,000           --         75,000           5,479
A. William Stein..............  1997     195,000      380,000       26,665         30,000           6,324
Executive Vice President        1996     162,500      240,000           --         50,000           6,351
and Chief Financial Officer     1995(4)   36,635       25,000           --         30,000             394
Gary P. Lyon..................  1997     170,000      430,000       29,006         25,000           6,295
Executive Vice President        1996     143,750      310,000           --         40,000           6,279
                                1995     112,500      210,000           --         18,000           5,349
Jo Ann Chitty.................  1997     117,500      185,000        2,361         12,500           6,028
Senior Vice President           1996     105,000      135,000           --         25,000           5,998
                                1995      83,260       95,000           --         16,000           5,245


---------------


(1) Amounts include, with respect to 1997 only, taxable income attributable to shares of Common Stock issued in March 1997 pursuant to awards granted under the 1997 Stock Plan and purchased by the named officer at a discount under the Company's Management Stock Purchase Program ("MSPP") which is a component of the 1997 Stock Plan (see "Report of the Compensation
    Committee -- Stock Plan Awards").


(2) Options granted in 1997 were paired with DER awards under the Company's 1997 Stock Plan which entitle the recipient to receive annual cash payments on vested shares equal to the dividends that would otherwise be payable if the recipient held shares of Common Stock underlying the options with which the DER awards are paired (see "Report of the Compensation Committee -- Stock Plan Awards"). Options granted in prior years were not paired with DER awards.


(3) Amounts include (a) contributions made by the Company to the named officer's account under the Company's Savings and Retirement Plan ("401(k) Plan"), (b) additional payments to compensate for certain disability insurance premiums paid by such officer and (c) additional compensation attributable to certain life insurance premiums paid by the Company.


(4) Mr. Stein's 1995 compensation represents compensation received for the period from October 1995, when Mr. Stein joined the Company as an employee, through December 1995.

     Option Grants in Fiscal Year 1997. The following table sets forth the options granted with respect to the fiscal year ended December 31, 1997 to the Company's Chief Executive Officer and each of the other named executive officers.

                       OPTION GRANTS IN FISCAL YEAR 1997


                                            INDIVIDUAL GRANTS
                         --------------------------------------------------------
                         NUMBER OF      PERCENT OF                                    POTENTIAL REALIZABLE
                           SHARES      TOTAL OPTIONS                                 VALUE AT ASSUMED RATES
                         UNDERLYING     GRANTED TO                                   OF STOCK APPRECIATION
                          OPTIONS        EMPLOYEES      EXERCISE OR                    FOR OPTION TERM(2)
                         GRANTED(1)      IN FISCAL      BASE PRICE     EXPIRATION    ----------------------
         NAME               (#)            YEAR           ($/SH)          DATE         5%($)       10%($)
         ----            ----------    -------------    -----------    ----------    ---------    ---------
Mark S. Whiting........    45,000          24.8%          32.625        5/28/02       405,616      896,305
A. William Stein.......    30,000          16.5%          32.625        5/28/02       270,411      597,537
Gary P. Lyon...........    25,000          13.8%          32.625        5/28/02       225,342      497,947
Jo Ann Chitty..........    12,500           6.9%          32.625        5/28/02       112,671      298,974


---------------
(1) These options will vest in four equal installments on May 28, 1998, May 28, 1999, May 28, 2000 and May 28, 2001. These options have five-year terms and are paired with DER awards which entitle the recipient to receive annual cash payments on vested shares equal to the dividends that would otherwise be payable if the recipient held shares of Common Stock underlying the options with which the DER awards are paired (see "Report of the Compensation Committee -- Stock Plan Awards"). Options granted in prior years have 10-year terms and are not paired with DER awards.

(2) The dollar amount in these columns are the result of calculations at the assumed annual rates of appreciation of 5% and 10% over the five-year term of the options and are not intended to forecast actual future appreciation, if any, in the price of the Company's Common Stock. The Company does not elect to provide grant date present value as an alternative to disclosing potential realizable value.

     Option Exercises and Year-End Holdings. The following table sets forth stock options exercised during fiscal year 1997 and the value of options held on December 31, 1997 by the Company's Chief Executive Officer and each of the other named executive officers.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                     AND FISCAL YEAR-END 1997 OPTION VALUES


                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                                                                YEAR-END(#)              FISCAL YEAR-END($)
                             SHARES                      -------------------------    -------------------------
          NAME            EXERCISED(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
          ----            ------------    -----------    -------------------------    -------------------------
Mark S. Whiting.........          0              0            175,000/150,000            2,027,187/1,348,125
A. William Stein........     11,024         78,907             16,476/ 82,500              171,471/  727,969
Gary P. Lyon............          0              0             60,333/ 70,000              680,308/  610,000
Jo Ann Chitty...........          0              0             26,250/ 43,250              246,484/  390,234

STOCK PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total stockholder return for the period from the Company's initial public offering in June 1993 to December 31, 1997 (assuming reinvestment of any dividends) among the Company, the Standard & Poor's ("S&P") 500 Index and the NAREIT Total Return Equity Index (the "Index"), an industry index of 166 REITs (including the Company). The Index includes REITs with 75% or more of their gross invested book assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide stockholders with a list of the REITs included in the Index. The historical information set forth below is not necessarily indicative of future performance.

                      TRINET CORPORATE REALTY TRUST, INC.

        MEASUREMENT PERIOD          TRINET CORPORATE                           NAREIT ALL
      (FISCAL YEAR COVERED)              REALTY              S&P 500             EQUITY
5/28/93                                  100.00              100.00              100.00
12/31/93                                 121.48              105.27              104.39
12/31/94                                 139.78              106.66              107.47
12/31/95                                 142.23              146.74              123.73
12/31/96                                 200.69              180.29              167.93
12/31/97                                 235.12              240.45              201.95

REPORT OF THE COMPENSATION COMMITTEE


     Objectives of Executive Compensation. The Company has adopted a compensation structure that is designed to attract and retain experienced and highly motivated officers who will contribute to the Company's growth and profitability. The Company combines competitive base salaries with performance-based cash bonuses and equity awards to reward its officers and employees for exceptional performance and to align their interests with those of the Company's stockholders.



     The Company's compensation program has three principal elements: Base salary, performance incentive bonuses, and awards under the Company's Stock Plans. For compensation purposes, the Company, with the assistance of its independent compensation consultants, has evaluated compensation benchmarks for senior officers relative to a peer group of selected REITs. This peer group is selected taking into consideration, among other factors, investment strategy, type of real estate owned, market capitalization and number of years in operation. This REIT peer group is reviewed annually by the Compensation Committee and has remained relatively stable over the years.



     Base Salary. The Company establishes base salary levels for its key executives relative to the mid-range of base salary levels for key executives of the selected REIT peer group. In establishing an executive's base salary, consideration is given to the executive's position and responsibility, experience, length of service with the Company, and overall performance.



     Performance Incentive Bonuses. Under the Company's Incentive Plan, the Company's Compensation Committee, which is composed of the Independent Directors whose names appear below this report, makes recommendations to the Board of Directors on the amounts of cash bonuses to be paid to executive officers and certain other members of management for the achievement of specified, pre-established, annual performance goals for the Company and the individual. The Incentive Plan is intended to reward executives for their performance during the past fiscal year and incent their performance in future years. It is based on quantitative measures of enhanced stockholder value, such as per share growth in Funds from Operations ("FFO") and total annual and cumulative stockholder return, as well as officer-specific performance objectives, such as the quantity and quality of property acquisitions structured and completed, contributions to capital markets activities and results, property management activities involving lease extensions and/or asset dispositions, and organizational development and personnel administration. The Company establishes five general performance objectives, one of which (total stockholder return) is targeted to put the Company at or above the 85th percentile of performance relative to the NAREIT Equity Index. Total officer compensation is targeted to be at approximately the 85th percentile of the selected REIT peer group if such performance objectives are met. Based on achievements relative to these performance objectives, the Compensation Committee establishes an annual bonus pool. The Company's Chief Executive Officer then recommends to the Compensation Committee specific individual bonuses for members of management out of the funds made available in the bonus pool.



     Stock Plan Awards. While a number of alternative types of stock awards are available to be granted by the Company under the Stock Plans, the Company has primarily awarded stock options as the equity component of its compensation program. Stock options granted under the Stock Plans are designed to provide long-term performance incentives and rewards tied to the price of the Company's Common Stock and, generally, will vest over a period of four years. Stock options are granted in accordance with the same performance criteria established for granting cash incentive bonuses under the Incentive Plan and in accordance with the expected long-term contribution of each executive. Because the value of stock options is directly tied to appreciation in the Company's stock price, the Compensation Committee views stock options as a means of aligning management and stockholder interests and expanding management's long-term perspective. In considering stock option awards, the Compensation Committee has established guidelines that currently limit the total number of outstanding and unexercised options granted to no more than 10% of the Company's total outstanding shares of Common Stock. While there is no intention to regularly award any specific number of options in the future, since this will be determined by individual executive and overall Company performance, the purpose of these guidelines is to establish a limit on potential stockholder dilution. On the Record Date, unexercised options to acquire 1,098,809 shares of Common Stock were outstanding

(vested and unvested), which number represents 4.6% of the Company's total outstanding shares of Common Stock on such date.


     The 1997 Stock Plan which was approved by the Company's stockholders in 1997 authorizes the Company, among other types of awards, to grant DERs as part of its long-term incentive plans. DERs entitle the recipient to receive payments in cash or, alternatively, upon approval of the Compensation Committee, to direct that such payments be applied to purchase shares of the Company's Common Stock as an award under the 1997 Stock Plan under the terms of the Company's MSPP (described below). DERs vest over a period of four years from the date of the award and are paid annually. The amounts of DER payments are equal to the dividends on vested shares that would otherwise have been paid if the recipient held the number of vested shares of Common Stock. The Company intends, from time to time, to grant DERs in conjunction with grants of options under the Stock Plans. As in the case of all REITs, which are required to distribute most of their net income to stockholders, dividends represent a significant portion of the Company's total stockholder return, and DERs are designed to recognize this component of total stockholder return. As a form of long-term incentive compensation, stock options capture the portion of total stockholder return reflected in increased stock prices, but only provide recipients the opportunity to share in the dividend income generated by the Company's Common Stock once the option has been exercised. DERs, when awarded in tandem with stock options, provide better alignment between management incentives and total stockholder return by giving recipients the opportunity to share in the value created through dividend payments as well as stock price growth. Since DERs increase the value of the underlying options with which they are paired, options granted in 1997 in tandem with DERs were smaller than options which have been granted previously without DERs.



     Under the MSPP, which is a component of the 1997 Stock Plan, the Company's officers and Directors may, upon approval of the Compensation Committee, purchase shares of the Company's Common Stock issued as awards under the 1997 Stock Plan at a price equal to 90% of the market price of the shares. This percentage discount was established, in part, based on the Company's cost of raising equity. Shares of Common Stock issued as awards under the 1997 Stock Plan may be purchased under the MSPP at two times during the year: At the time annual incentive bonuses are paid (typically during the first quarter of each year), and at the time annual DER payments are made (typically during the second quarter of each year, on the anniversary date of the original DER award). Purchases may be made using funds from three sources: (1) By using all or a portion of the individual's annual incentive bonus, (2) by using all or a portion of the DER payments which a participant receives in connection with his or her DER awards, and/or (3) by using other funds, provided that an individual's purchases under the MSPP in any year cannot exceed the sum of the individual's current annualized base salary and current annual bonus, if any, received from the Company in such year, plus the total amount of DER payments received in such year.



     In 1997, the Board of Directors also established Stock Ownership Guidelines ("Guidelines") for its officers designed to encourage the acquisition and retention of significant amounts of Common Stock by management. The Guidelines are expressed as a multiple of the officer's base salary and range from five times salary for the Chief Executive Officer to one times salary for Vice Presidents. Under the Guidelines, officers have a period of five years commencing in 1997 (or from their date of employment, whichever is later) in which to achieve ownership of Common Stock in accordance with the Guideline amounts. Since the Guidelines were established, significant progress has been made by the officers in achieving the Guideline amounts and increasing stock ownership by Company officers.


     Compensation Committee Procedures. The Compensation Committee administers the Company's executive compensation program. Generally the Compensation Committee will meet at the beginning of each year, after the audited financial statements become available, to determine performance targets for the upcoming year, individual executive officer performance objectives for the upcoming year, and performance incentive bonuses for the preceding year. Base salaries and awards under the Stock Plans are typically evaluated and determined at a mid-year meeting of the Compensation Committee. The Compensation Committee also meets during the year to evaluate the peer group of REITs selected for purposes of comparison in considering compensation matters, to consider new data on other companies available from sources such as proxy statements, and to review individual executive officer performance against objectives.

The Compensation Committee reports to the entire Board of Directors with respect to executive compensation matters and makes recommendations for approval by the full Board.


     Compensation of the Chief Executive Officer. The Compensation Committee meets without the Chief Executive Officer present for the purpose of evaluating his performance and reports the Committee's deliberations and determinations to the Independent Directors. In determining the overall compensation of Mr. Whiting, the Compensation Committee considers the five general performance criteria used in the determination of performance incentive bonuses (described above), including quantitative measures of enhanced stockholder value, such as per share growth in FFO and total annual cumulative stockholder return, and other specific performance objectives. The Company met or surpassed its targeted objectives in four of the five categories established by the Compensation Committee and it is the Compensation Committee's view that, on balance, the Company had an outstanding year in 1997. Along with the Company's corporate performance, the Compensation Committee also considered Mr. Whiting's individual contributions in connection with the volume and quality of the Company's completed acquisitions; the Company's successful capital markets activities in raising capital and lowering the borrowing rates on the Company's $200 million revolving credit facility; successful asset management activities, including establishment of a profitable property management subsidiary and disposition of certain assets; continued development of the Company's strategic planning processes; and expansion of the Company's management team, including recruitment of new key executives.



     The Compensation Committee established Mr. Whiting's aggregate compensation, including incentive compensation, based on his and the Company's performance and believes it is consistent with REIT industry practices. In recognition of the Company's achievements described above, the Compensation Committee approved Mr. Whiting's incentive bonus for the Company's fiscal year 1997 pursuant to the Company's Incentive Plan.



     Compensation of Other Executive Officers. In addition to the factors considered with respect to the Chief Executive Officer, the Company uses additional performance factors in determining the compensation of the Company's other executive officers. Each executive officer's compensation is based upon the achievement of specific individual goals and overall Company performance goals. All cash incentive bonuses paid to executive officers were determined by guidelines established under the Incentive Plan. The incentive bonus award for Mr. Stein was based on overall Company performance measures and on his contribution to capital markets activities, which included raising additional equity and debt capital, extending average debt maturities, and lowering the borrowing rates on the Company's revolving credit facility. Mr. Lyon's bonus was based predominantly on factors relating to completed property acquisitions, such as the quality and quantity of property acquisitions, lease terms and tenant credit, as well as overall Company performance. Ms. Chitty's bonus was based predominantly on factors relating to her contribution to asset management matters, lease compliance, acquisition underwriting and completed property dispositions, as well as the formation of the Company's new property management subsidiary and the Company's overall performance.



     For all executive officers, the Compensation Committee relies upon stock options and other forms of awards under the Stock Plans as a long-term incentive component of the compensation mix. The Compensation Committee determines incentive awards, including option grants, based on the officer's annual performance and a review of that individual's overall compensation relative to industry comparables. The Compensation Committee determines appropriate incentive awards that are designed to reward the executive officers for individual and Company performance and align their long-term interests with the Company's stockholders. As mentioned, the Compensation Committee also considered the total number of outstanding and unexercised stock options as a percentage of total shares outstanding as a framework for awarding additional options.



     The SEC requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the deductibility on the Company's tax return of compensation over $1,000,000 to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to establish and implement an overall compensation program that determines compensation, including salary, incentive bonus and equity awards, based on factors related to the performance of the Company and the individual, and which is reasonable relative to other comparable REITs. The Committee intends to make every reasonable effort to ensure that compensation paid to the Company's executive officers is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. The Company did not pay any compensation during 1997 that is not deductible on the Company's tax return by virtue of Section 162(m) of the Code.


                    Submitted by the Compensation Committee:


                         Stephen B. Oresman (Chairman)

                                Robert S. Morris


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Morris and Oresman, neither of whom has served as an officer of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table presents information as to the beneficial ownership of the Company's Common Stock by (a) persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of the date(s) indicated, based on filings received by the Company on Schedules 13D and 13G or Form 13F under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) all of the Directors and executive officers of the Company as of the Record Date, based on the representations of such individuals.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                           NUMBER OF SHARES         PERCENT
       NAME AND BUSINESS ADDRESS           OF COMMON STOCK             OF
          OF BENEFICIAL OWNER             BENEFICIALLY OWNED         CLASS
       -------------------------          ------------------    ----------------
Cohen & Steers Capital Management,
  Inc...................................      3,306,700              14.19%
  757 Third Avenue                         (as of 2/10/98)      (as of 2/10/98)
  New York, NY 10017

Smith Barney Inc.(1)....................      1,489,276               7.1%
Salomon Smith Barney Holdings Inc.(1)...      1,781,731               8.5%
Travelers Group, Inc.(1)................      1,781,731               8.5%
  388 Greenwich Street                    (as of 12/31/97)      (as of 12/31/97)
  New York, NY 10013

---------------
(1) According to information reported on Schedule 13G dated January 28, 1998, Salomon Smith Barney Holdings, Inc. ("SSB Holdings") is the sole common stockholder of Smith Barney Inc. ("SB"), and Travelers Group, Inc. ("TRV") is the sole stockholder of SSB Holdings. SSB Holdings and TRV have reported that they have shared voting power and shared dispositive power with respect to 1,781,731 shares of Common Stock and SSB Holdings, TRV and SB have reported that they have shared voting power and shared dispositive power with respect to 1,489,276 shares of Common Stock. Each entity disclaims beneficial ownership of the shares set forth above.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


                                                  NUMBER OF SHARES          PERCENT
                                                  OF COMMON STOCK             OF
                                                 BENEFICIALLY OWNED          CLASS
           NAME OF BENEFICIAL OWNER                  (3/16/98)             (3/16/98)
           ------------------------              ------------------        ---------
Willis Andersen, Jr............................        30,082(1)                 *
Robert W. Holman, Jr...........................       360,862(2)              1.5%
John G. McDonald...............................        29,000(3)                 *
Robert S. Morris...............................        26,000(3)                 *
Stephen B. Oresman.............................        25,000(3)                 *
George R. Puskar...............................         1,000                    *
Mark S. Whiting................................       255,059(4)              1.1%
A. William Stein...............................        43,314(5)                 *
Gary P. Lyon...................................       105,333(6)                 *
Jo Ann Chitty..................................        29,918(7)                 *
All Directors and executive officers
  as a group (10 persons)......................       905,568(8)              3.3%


---------------
 *  Less than one percent

(1) Includes 500 shares held by the Madeleine M. Andersen Trust, of which Mr. Andersen is a trustee, and options to purchase up to 18,000 shares of Common Stock, which are currently exercisable.

(2) Includes 189,735 shares beneficially owned by Mr. Holman which are held by Quantum Group, L.P., an Oregon limited partnership owned by Mr. Holman and his wife, 7,000 shares owned by Mr. Holman's wife, and options to purchase up to 157,000 shares of Common Stock, which are currently exercisable.

(3) Includes options to purchase up to 24,000 shares of Common Stock, which are currently exercisable.

(4) Includes 1,000 shares held by Mr. Whiting's wife and options to purchase up to 175,000 shares of Common Stock, which are currently exercisable.


(5) Includes options to purchase 16,476 shares of Common Stock, which are currently exercisable.


(6) Includes options to purchase 60,333 shares of Common Stock, which are currently exercisable.

(7) Includes options to purchase 26,250 shares of Common Stock, which are currently exercisable.

(8) Includes aggregate options to purchase 517,559 shares of Common Stock, which are currently exercisable.

CERTAIN TRANSACTIONS WITH MANAGEMENT


     Management employees purchasing shares under the MSPP may elect not to have the Company withhold cash from their performance incentive bonuses to cover tax withholding obligations, and employees who make such an election are obligated to reimburse the Company within 30 days in the full amount of such tax obligations plus interest at an annual rate of 6%. With respect to the performance incentive bonus paid for services in 1997, the Company made an advance in February 1998 on behalf of Mr. Lyon in the amount of $125,976 which was repaid in full with interest within 30 days.


AGREEMENTS WITH EXECUTIVE OFFICERS


     In December 1997, the Board of Directors approved the terms of agreements between the Company and Messrs. Whiting, Stein and Lyon and Ms. Chitty which entitle such executive officers to certain payments and other benefits in the event the officer's employment is terminated following a change in control of the Company. These agreements generally provide that, in the event of termination following a change in control, the officer would receive the following: (a) An amount equal to his or her greatest amount of annual compensation (salary and bonus) over the previous five years, multiplied by two (in the case of Mr. Whiting) and by one (in the case of Messrs. Stein and Lyon and Ms. Chitty); (b) a prorated amount of unpaid incentive bonus for the year in which termination occurs; (c) continuation of employee group benefits coverage for a period equal to two years (in the case of Mr. Whiting) and one year (in the case of Messrs. Stein and Lyon and Ms. Chitty); (d) at the officer's election, accelerated payment of outstanding DER awards, at the Company's then-current dividend rate; (e) immediate vesting of outstanding stock options and DER awards; (f) an amount equal to the Company's maximum contributions under the 401(k) Plan for a period equal to two years (in the case of Mr. Whiting) and one year (in the case of Messrs. Stein and Lyon and Ms. Chitty); and (g) immediate vesting of contributions previously made by the Company to the individual's account under the 401(k) Plan.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's outstanding equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Directors, executive officers and greater than 10% stockholders are required by applicable SEC regulations to furnish the Company with copies of all reports filed by such persons pursuant to
Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. To the Company's knowledge, based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, the Company believes that during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its Directors, executive officers and greater than 10% stockholders were satisified.


                                  PROPOSAL II


 PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED
                                 CAPITAL STOCK



     At its meeting held on February 25, 1998, the Board of Directors unanimously approved a proposed amendment to the Company's Articles of Incorporation which, if approved by the stockholders, would increase the authorized capital stock of the Company. The text of this proposed amendment to the Articles of Incorporation is set forth in Exhibit A, which is incorporated herein. The Board of Directors believes the proposed amendment is in the best interests of the Company and its stockholders and, for the reasons described below, the Board of Directors recommends that the stockholders approve this proposed amendment.



     The proposed amendment would amend Article VII to increase the authorized capital stock of the Company from 75,000,000 shares to 150,000,000 shares, consisting of 80,000,000 shares of Common Stock, 20,000,000 shares of Preferred Stock and 50,000,000 shares of Excess Stock. As of March 16, 1998, there are 40,000,000 authorized shares of Common Stock, with 23,349,504 shares issued and outstanding; 10,000,000 shares of Preferred Stock authorized, with 7,300,000 shares issued and outstanding; and 25,000,000 authorized shares of Excess Stock, none of which is issued and outstanding. The Board believes it is advisable to authorize these additional shares to have them available for, among other things, possible issuance in connection with public or private offerings of shares for cash, potential acquisitions of properties, potential business combinations, financings, stock dividends, stock splits, employee benefit plans and other general corporate purposes. The Company has no present commitments, arrangements or plans which would require the issuance of such additional shares in connection with an equity offering, merger or acquisition.


     The Board of Directors believes that the proposed increase in the authorized capital stock of the Company at this time will add flexibility to the Company's financing programs. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares of capital stock unless required for a particular transaction under applicable law or regulation or by the rules of any stock exchange on which the Company's capital stock may then be listed. The Company's Common Stock and Preferred Stock are currently listed on the NYSE.


     The authorized but unissued shares of the Company's capital stock could be used in an attempt to prevent a change of control of the Company, by issuing shares: (a) Pursuant to the terms of Rights distributed to existing stockholders under a Rights Plan approved by the Company in February 1998; and/or (b) to purchasers who support the Board of Directors in opposing a takeover bid if the Board has determined that the bid is not in the best interests of the Company and its stockholders. The Company is not aware of any pending or threatened change of control or takeover transaction, however, and has no present intention to issue additional shares of capital stock for any anti-takeover purpose.


     The affirmative vote of two-thirds (66 2/3%) of the outstanding shares of Common Stock is required for the approval of this proposed amendment to the Articles of Incorporation of the Company. If the proposed amendment is approved by stockholders, it will become effective on the date Articles of Amendment are filed with the Department of Assessments and Taxation of the State of Maryland, the Company's state of incorporation.



     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.



                                  PROPOSAL III



             PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO


       MODIFY PROVISIONS RELATING TO LIABILITY OF DIRECTORS AND OFFICERS



     At its meeting held on February 25, 1998, the Board of Directors also unanimously approved a proposed amendment to the Company's Articles of Incorporation which, if approved by the stockholders, would modify the provisions relating to liability of the Directors and officers of the Company. The text of this proposed amendment to the Articles of Incorporation is also set forth in Exhibit A, which is incorporated herein. The Board of Directors believes this proposed amendment is in the best interests of the Company and its stockholders and, for the reasons described below, the Board of Directors recommends that the stockholders approve this proposed amendment.



     This proposed amendment would amend Article XII pertaining to the liability of Directors and officers of the Company. Article XII presently provides that, to the fullest extent permitted under Maryland law, no Director or officer shall be liable to the Company for money damages for any breach of any duty owed by such Director or officer to the Company. It is proposed that Article XII be amended to provide that this limitation of liability applies to a Director's or officer's liability to the Company and to its stockholders. Many other corporations formed under the laws of Maryland and other jurisdictions which permit such provisions have included similar provisions in their charters which limit the liability of Directors and officers in the manner of Article XII, as proposed to be amended. The Board of Directors believes that, in order to attract and retain responsible, competent and otherwise qualified individuals to serve as Directors or officers of the Company, it is necessary and desirable to assure such persons that, under appropriate circumstances, they will be relieved of the burden of liability and litigation expenses arising out of their services to the Company rendered in good faith. Accordingly, the Board of Directors believes that this proposed amendment is in the best interests of the Company and its stockholders.



     The affirmative vote of two-thirds (66 2/3%) of the outstanding shares of Common Stock is required for the approval of this proposed amendment to the Articles of Incorporation of the Company. If the proposed amendment is approved by stockholders, it will become effective on the date Articles of Amendments are filed with the Department of Assessments and Taxation of the State of Maryland, the Company's state of incorporation.



     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.



                                  PROPOSAL IV


               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The accounting firm of Coopers & Lybrand L.L.P. has served as the Company's independent auditors since the Company's formation in March 1993. On February 25, 1998, the Board of Directors voted to appoint Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year. The Board of Directors recommends that this selection be ratified by the stockholders. A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998.

                                 OTHER MATTERS

SOLICITATION OF PROXIES


     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone, telegram or electronic transmission without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.



     The Company has also retained D.F. King & Co., Inc. ("D.F. King") to assist it in the solicitation of proxies. The Company has agreed to pay D.F. King a fee of $7,500, plus reimbursement of expenses.


STOCKHOLDER PROPOSALS


     For a proposal of a stockholder to be considered for inclusion in the Company's proxy solicitation materials in connection with the 1999 annual meeting of stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, it must be received at the principal executive offices of the Company on or after November 28, 1998 but before March 12, 1999, unless the 1999 annual meeting of stockholders is scheduled to take place before May 20, 1999. If the 1999 annual meeting of stockholders is scheduled to take place before May 20, 1999, the required date for submitting a stockholder proposal is determined in accordance with the Company's Bylaws, as described below. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"). However, in the event that the annual meeting is scheduled to be held more than seven calendar days prior to the Anniversary Date, such nominations or proposals must be delivered to the Company not later than (i) the first to occur of 75 days prior to such scheduled meeting date or 20 days after the date on which notice of the meeting was mailed or public disclosure of the meeting date was made (if the Company has given 75 days prior notice or public disclosure of the scheduled date) or (ii) 20 calendar days after the earlier of the date on which notice of the meeting was mailed or the date on which public disclosure is made (if the Company has not given 75 days prior notice or public disclosure of the scheduled date). Any such proposal should be mailed to: TriNet Corporate Realty Trust, Inc., One Embarcadero Center, 33rd Floor, San Francisco, California 94111, Attention: Secretary.


     A stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 1999 annual meeting of stockholders must be received by the Company by December 1, 1998. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: TriNet Corporate Realty Trust, Inc., One Embarcadero Center, 33rd Floor, San Francisco, California 94111, Attention: Secretary.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.


                     YOUR VOTE IS IMPORTANT TO THE COMPANY,


                  REGARDLESS OF THE NUMBER OF SHARES YOU OWN.


          PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD.

                                                                       EXHIBIT A

                      TRINET CORPORATE REALTY TRUST, INC.

                             ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

     FIRST: The charter of TriNet Corporate Realty Trust, Inc., a Maryland corporation (the "Corporation"), is hereby amended by (i) deleting existing
Section 7.1 in its entirety and substituting in lieu thereof a new Section 7.1 as set forth below, and (ii) deleting existing Article XII in its entirety and substituting in lieu thereof a new Article XII as set forth below:


          "7.1 Authorized Capital Stock. The total number of shares of stock which the Corporation has authority to issue (the "Stock") is one hundred fifty million (150,000,000) shares, consisting of (i) twenty million (20,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"); (ii) eighty million (80,000,000) shares of common stock, par value $.01 per share ("Common Stock"); and (iii) fifty million (50,000,000) shares of excess stock, par value $.01 per share ("Excess Stock"). The aggregate par value of all the shares of all classes of stock is $1,500,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VII, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph."


                                  "ARTICLE XII

                            LIMITATION OF LIABILITY

          To the full extent permitted under the Maryland General Corporation Law as in effect on the date of filing these Articles of Incorporation or as the Maryland General Corporation Law is thereafter amended from time to time, no Director or officer shall be liable to the Corporation or its stockholders for money damages. Neither the amendment or repeal of this Article, nor the adoption of any other provision in this charter inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a Director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption."

     SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to these amendments was 75,000,000 shares, consisting of (i) 10,000,000 shares of preferred stock, $0.01 par value per share, (ii) 40,000,000 shares of common stock, $0.01 par value per share, and
(iii) 25,000,000 shares of excess stock, $0.01 par value per share. The aggregate par value of all shares of stock having par value was $750,000.


     THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendments of the charter is 150,000,000 shares, consisting of (i) 20,000,000 shares of preferred stock, $0.01 par value per share, (ii) 80,000,000 shares of common stock, $0.01 par value per share, and (iii) 50,000,000 shares of excess stock, $0.01 par value per share. The aggregate par value of all the shares of stock having par value is $1,750,000.


     FOURTH: The information required by Section 2-607 (b) of the Maryland General Corporation Law is not changed by these Articles of Amendment.

     FIFTH: The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

     SIXTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary
on this           day of           , 1998.

ATTEST:                                   TRINET CORPORATE REALTY TRUST, INC.

---------------------------------------------
                                          By:
                                    --------------------------------------(Seal)
Secretary                                     President

PROXY                                                                    PROXY
                      TRINET CORPORATE REALTY TRUST, INC.
      ONE EMBARCADERO CENTER, 33rd FLOOR, SAN FRANCISCO, CALIFORNIA 94111

                             PROXY FOR COMMON STOCK

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned appoints Robert W. Holman, Jr., Mark S. Whiting and A. William Stein, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of TriNet Corporate Realty Trust, Inc., to be held at the Park Hyatt Hotel, San Francisco, California, on Wednesday, May 27, 1998 at 9:00 a.m. and at any adjournments thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournments thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1997 Annual Report to Stockholders.

                 (Continued and to be signed on reverse side.)

                             -FOLD AND DETACH HERE-

                      TRINET CORPORATE REALTY TRUST, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

                              For  Withheld   For All
                              All    All      Except nominee(s) written below
1.   Election of Directors:   / /    / /      / /


     Nominees: George R. Puskar (Class III),
               Robert W. Holman, Jr. (Class II),
               John G. McDonald (Class II)


------------------------------------------------------------------
To elect one Class III Director to hold office until the 1999
Annual meeting of Stockholders, and two Class II Directors to hold office until the 2001 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified.


                                                                 FOR    AGAINST    ABSTAIN
2.   To approve the proposed amendments to the TriNet            / /      / /        / /
     Corporate Realty Trust, Inc. Articles of Incorporation:
     to increase the authorized capital stock:

3.   To approve the proposed amendment of the TriNet             FOR    AGAINST    ABSTAIN
     Corporate Realty Trust, Inc. Articles of Incorporation      / /      / /        / /
     to modify the provision relating to liability of
     Directors and officers:

4.   To ratify the selection of Coopers & Lybrand, L.L.P.        FOR    AGAINST    ABSTAIN
     as the independent auditors of the Company for the          / /      / /        / /
     fiscal year ending December 31, 1998:

5. To consider and act upon any matters incidental to the foregoing or any other matters which may properly come before the meeting or any adjournments thereof.

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


SIGNATURE(S)_______________________________________

SIGNATURE(S)_______________________________________

DATE__________________

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED WITH RESPECT TO ITEMS 1, 2 3 AND 4, THE UNDERSIGNED'S VOTES WILL BE CAST IN FAVOR OF SUCH MATTERS. PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.